Exhibit 99.1

PSB HOLDING CORP. P.O. BOX 219 PRESTON, MD 21655-0219
SCAN TO
VIEW MATERIALS & VOTE
VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D96742-S62404 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
PSB HOLDING CORP.
The Board of Directors recommends you vote FOR Proposals 1 and 2. For Against Abstain
1. Approval of the Merger Agreement and Merger. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of ! ! ! December 9, 2022 (the “Merger Agreement”), by and between Summit Financial Group, Inc. (“Summit”) and PSB Holding Corp. (“PSB”), pursuant to which PSB will merge with and into Summit, with Summit as the surviving institution, as contemplated by the Merger Agreement.
2. Adjournment. To consider and vote upon a proposal to adjourn the PSB special meeting, on one or more occasions, if necessary or appropriate, to ! ! ! solicit additional proxies in favor of approval of the Merger Agreement and the merger.
NOTE: WE ARE REQUESTING THAT SIGNED PROXIES BE RETURNED BY MARCH 15, 2023.
Yes No
Please indicate if you plan to attend this meeting. ! !
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The material is available at www.proxyvote.com.
D96743-S62404
PROXY
SPECIAL MEETING OF STOCKHOLDERS OF
PSB HOLDING CORP.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PSB HOLDING CORP.
THE UNDERSIGNED stockholder(s) of PSB HOLDING CORP., a Maryland corporation (the “Corporation”), hereby appoint(s) Keith A. McMahan and Dwight Miller, and each or either of them, as the proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of stock of the Corporation that the undersigned is/are entitled to vote at the special meeting of stockholders of the Corporation to be held on Thursday, March 16, 2023, at 4:00 P.M., and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to that stock, and the undersigned authorize(s) said proxies to vote as indicated on the reverse side. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE VIA THE INTERNET OR TELEPHONE.
Continued and to be signed on reverse side